FORM OF
                    OPINION OF SUSAN A. THOMSON

Dated _____________

The Directors and Stockholder
Summit Securities, Inc.
929 West Sprague Avenue
Spokane, WA 99204

Gentlemen:

	I have acted as counsel to Summit Securities, Inc. (the "Company") in connection with the proceedings for the authorization and issuance of $40,000,000 principal amount of Investment Certificates of the Company and the preparation of a Registration Statement (Form S-2) under the Securities Act of 1933, as amended, which you have filed with the Securities and Exchange Commission with respect to the Certificates. (SEC
Registration No.             ).

	I have examined the Registration Statement referred to above and such documents and records of the Company and other documents as I have deemed necessary for the purpose of this opinion.

	Based upon the foregoing, I am of the opinion that upon the happening of the following events,

	(a)	due action by the Board of Directors of the Company
authorizing the issuance and sale of the Certificates pursuant to the Indenture dated as of November 15, 1990, between the Company and West One Bank, Idaho,
N.A. as Trustee, and the Tri-Party Agreement dated
April 24, 1996 between West One, Summit and First Trust
National Association, Successor Trustee;

	(b)	the Registration Statement referred to above becoming
effective;

	(c)	compliance with the terms and conditions of the
Indenture with respect to the creation, and delivery of the Certificates the due execution by the Company of the Certificates, and the sale thereof by the Company as contemplated in the Registration Statement and in accordance with the above-mentioned corporate and governmental authorizations;

	The Certificates will constitute in the hands of the holders thereof valid, binding and legal outstanding obligations of the Company, in accordance with their terms, subject to applicable bankruptcy and insolvency laws.

	I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me in the Prospectus under the caption "Legal Opinion".



 Sincerely,




Susan A. Thomson
Assistant Corporate Counsel